Exhibit 11
                                                                  -------------
                                                                   (Page 1 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                                Three months      Six months
                                                   ended            ended
                                                  June 30,         June 30,
                                               -------------   -------------
                                                1996    1995    1996    1995
Primary                                         ----    ----    ----    ----
- -------
Net income                                      $300    $260    $595    $504
                                                ====    ====    ====    ====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding                                  689     678     689     679
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents                                   61      46      61      46
  Shares of common stock assumed repurchased
    for treasury(a)                              (52)    (40)    (52)    (40)
                                                ----    ----    ----    ----
  Adjusted shares of common stock and common
    stock equivalents for computation            698     684     698     685
                                                ====    ====    ====    ====
Earnings per common and common
  equivalent shares                             $.43    $.38    $.85    $.74
                                                ====    ====    ====    ====


 (a) At an average market price of $28.46 and $28.57 for the three and six months ended June 30, 1996, respectively, and $20.91 and $20.19 for the three and six months ended June 30, 1995, respectively.


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                                                                     Exhibit 11
                                                                  -------------
                                                                   (Page 2 of 2)

                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                     (In millions, except per share amounts)
                                   (unaudited)

                                                Three months      Six months
                                                   ended            ended
                                                  June 30,         June 30,
                                               -------------   -------------
                                                1996    1995    1996    1995
Assuming Full Dilution                          ----    ----    ----    ----
- ----------------------
Net income                                      $300    $260    $595    $504
                                                ====    ====    ====    ====
Adjustment of shares outstanding:
  Weighted average shares of common stock
    outstanding                                  689     678     689     679
  Shares of common stock issuable upon the
    assumed exercise of common stock
    equivalents                                   61      46      61      46
  Shares of common stock assumed repurchased
    for treasury(b)                              (52)    (38)    (52)    (37)
                                                ----    ----    ----    ----
  Adjusted shares of common stock and common
    stock equivalents for computation            698     686     698     688
                                                ====    ====    ====    ====
Earnings per common and common
  equivalent shares                             $.43    $.38    $.85    $.73
                                                ====    ====    ====    ====


 (b) The three and six months ended June 30, 1996 average market price of $28.46 and $28.57, respectively, was used as it is higher than the ending market price of $25.63. The June 30, 1995 ending market price of $22 was used as it is higher than the average market price of $20.91 and $20.19 for the three and six months ended June 30, 1995, respectively.